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                                                                     Exhibit 4.4


                                 THIRD AMENDMENT
                            TO THE RESTATED COTT USA
                        401(K) SAVINGS & RETIREMENT PLAN


      WHEREAS, the Restated Cott USA 401(k) Savings & Retirement Plan (the "Plan") was adopted on December 22, 2000;

      WHEREAS, under Section XIII of the Plan, the Company reserved the right to amend the provisions of the Plan;

      WHEREAS, the First Amendment to the Plan was adopted on August 16, 2001;

      WHEREAS, the Second Amendment to the Plan was adopted on October 26, 2001;

      WHEREAS, it has become necessary to further amend the Plan in order (i) for the Internal Revenue Service to issue a favorable determination letter with respect to the Plan, (ii) to change the method used in performing the nondiscrimination testing under the Plan, (iii) to eliminate installment payments as an optional form of benefit available under the Plan, and (iv) to make certain other changes to the Plan.

      NOW, THEREFORE, the Plan is hereby amended as follows:

      1.    The last sentence of Section 1.11 is amended to read as follows:

            "Compensation shall include Salary Deferral Contributions hereunder, any pre-tax salary reduction contributions under a Code Section 125 plan and any pre-tax salary reduction amounts under a Code Section 132(f)(4) transportation program, but shall exclude all other employer contributions to this Plan and to any other pension or profit sharing plan, or contributions made under any insurance or welfare plan, reimbursement or other expense allowances, moving expenses, fringe benefits, welfare benefits, car allowances and any employer contributions to the Cott Beverages USA, Inc. Employee Stock Purchase Plan."

      2.    Section 1.14 is amended to read as follows:
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            "1.14 'Eligible Employee' shall mean, except as provided herein, any
      Employee of the Employer who has reached age 18 and has completed a three-month (six-month for individuals hired on or after July 1, 1999) Period of Service (without regard to the number of Hours of Service completed during those months). For purposes of the Plan, an Eligible Employee shall not include: (a) any Employee who is included in a unit covered by a collective bargaining agreement between Employee representatives and the Employer unless the bargaining agreement specifically requires participation in this Plan; (b) any Employee who is a non-resident alien and who receives no earned income from the Employer which constitutes income from U.S. sources; or (c)(x) any individual retained directly or through a third party agency to perform services for the Employer (for either a definite or indefinite duration) in the capacity of a temporary service worker, leased worker, independent contractor, consultant or any similar capacity, or (y) any Leased
      Employee, to the extent that any such individual is or has been determined by a governmental entity, court, arbitrator, or other third party, to be an employee of the Employer for any purpose, including tax withholding, employment tax, employment law or for purposes of any other employee benefit plan of the Employer."

      3.    Section 1.15 is amended to read as follows:

            "1.15 'Employee' shall mean any individual hired by the Employer as an employee. For purposes of this Plan, an Employee shall not include (i) any individual retained directly or through a third party agency, to perform services for the Employer (for either a definite or indefinite duration) in the capacity of a temporary service worker, leased worker, independent contractor, consultant or any similar capacity, or (ii) any Leased Employee."

      4. Clause (c) of the second paragraph of Section 1.23 is amended to read as follows:

            "(c) 'Adjusted Compensation' shall include Salary Deferral Contributions, any pre-tax salary reduction contributions under a Code
      Section 125 plan and any pre-tax salary reduction amounts under a Code
      Section 132(f)(4) transportation program."

      5.    The third paragraph of Section 1.23 is deleted in its entirety.

      6.    Section 1.35(c) is amended by adding the following new paragraph
(vi) at the end thereof to read:

            "(vi) If an individual was an Employee on the date that Texas Beverage Packers, Inc. was acquired by the Company, any period during which a Employee was employed by Texas Beverage Packers, Inc. prior to the date on which Texas Beverage Packers, Inc. was acquired by the Company shall be treated as employment for purposes of calculating a 'Period of Service'."


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      7.    Section 1.52(b) is amended by adding the following new paragraph
(vii) at the end thereof to read:

            "(vii) If an individual was an Employee on the date that Texas Beverage Packers, Inc. was acquired by the Company, any period during which an Employee was employed by Texas Beverage Packers, Inc. prior to the date on which Texas Beverage Packers, Inc. was acquired by the Company shall be treated as employment for purposes of calculating a 'Year of Service'."

      8. Article I is amended by adding the following new Section 1.53 at the end thereof to read:

            "1.53 'Leased Employee' shall mean any individual who is not an Employee and who provides services to the Employer if (i) such services are provided pursuant to an agreement between the Employer and a leasing organization; (ii) such individual has performed services for the Employer on a substantially full time basis for a period of at least one year; and
      (iii) such services are performed under the primary direction and control by the Employer."

      9.    The third sentence of Section 3.1(c) is amended to read as follows:

      "A Participant may recommence Salary Deferral Contributions to the Plan, effective as of any subsequent Entry Date, in the manner prescribed by the Committee."

      10.   Section 4.3(a) is amended to read as follows:

            "(a) Average Actual Deferral Percentage. The Average Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees for the Plan Year must satisfy one of the following tests:

                  (i) The Average Actual Deferral Percentage for a Plan Year for
            Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for the Plan Year for Eligible Employees who are Nonhighly Compensated Employees for such Plan Year multiplied by 1.25; or

                  (ii) The excess of the Average Actual Deferral Percentage for a Plan Year for Eligible Employees who are Highly Compensated Employees for the Plan Year over the Average Actual Deferral Percentage for the Plan Year for Eligible Employees who are Nonhighly Compensated Employees for such Plan Year shall not exceed 2 percentage points, and the Average Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for the Plan Year for

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            Eligible Employees who are Nonhighly Compensated Employees for such
            Plan Year multiplied by 2."

      11. The last sentence of Section 4.3(b)(iii) is amended to read as follows:

      "For purposes of this Section, Adjusted Compensation shall include Salary Deferral Contributions, any pre-tax salary reduction contributions under a Code Section 125 plan and any pre-tax salary reduction amounts under a Code Section 132(f)(4) transportation program."

      12.   The first sentence of Section 4.4(a) is amended to read as follows:

            "Notwithstanding any other provision of the Plan, Excess Salary Deferral Contributions and income or loss allocable thereto shall be distributed to those Participants on whose behalf such Salary Deferral Contributions were made for a Plan Year, using the "dollar leveling method" starting with the Highly Compensated Employee with the greatest dollar amount of Salary Deferral Contributions, and other contributions treated as Salary Deferral Contributions for the Plan Year, until the amount of Excess Contributions has been accounted for, in accordance with the provisions of Section 401(k)(8)(C) of the Code."

      13.   Section 4.5(a) is amended to read as follows:

            "(a) Average Actual Contribution Percentage. The Average Actual Contribution Percentage for Eligible Employees who are Highly Compensated Employees for the Plan Year must satisfy one of the following tests:

                  (i) The Average Actual Contribution Percentage for a Plan Year
            for Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Contribution Percentage for the Plan Year for Eligible Employees who are Nonhighly Compensated Employees for such Plan Year multiplied by 1.25; or

                  (ii) The excess of the Average Actual Contribution Percentage for a Plan Year for Eligible Employees who are Highly Compensated Employees for the Plan Year over the Average Actual Contribution Percentage for the Plan Year for Eligible Employees who are Nonhighly Compensated Employees for such Plan Year shall not exceed 2 percentage points, and the Average Actual Contribution Percentage for Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Contribution Percentage for the Plan Year for Eligible Employees who are Nonhighly Compensated Employees for such Plan Year multiplied by 2."


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      14.   The last sentence of Section 4.5(b)(iii) is amended to read as follows:

      "For purposes of this Section, Adjusted Compensation shall include Salary Deferral Contributions, any pre-tax salary reduction contributions under a Code Section 125 plan and any pre-tax salary reduction amounts under a Code Section 132(f)(4) transportation program."

      15.   The first sentence of Section 4.6(a) is amended to read a follows:

            "Notwithstanding any other provision of the Plan, Excess Matching Contributions and income or loss allocable thereto shall either be forfeited, if forfeitable under the provisions of Section 7.3, or distributed to those Participants on whose behalf such Matching Contributions were made for a Plan Year using the "dollar leveling method" starting with the Highly Compensated Employee with the greatest dollar amount of Matching Contributions, and other contributions treated as Matching Contributions, for the Plan Year and continuing until the amount of Excess Aggregate Contributions has been accounted for, in accordance with the provisions of Section 401(m)(6)(C) of the Code."

      16.   Clause (iii) of Section 4.7(d) is amended to read as follows:

            "(iii) effective January 1, 1998, 'Adjusted Compensation' shall include Salary Deferral Contributions, any pre-tax salary reduction contributions under a Code Section 125 plan and any pre-tax salary reduction amounts under a Code Section 132(f)(4) transportation program."

      17.   Section 7.1(e) is amended to read as follows:

            "(e) (i) Notwithstanding paragraphs (a) and (b) of this Section 7.1, any Participant who ceases to be an Employee on account of his Retirement or Disability and whose Account Balance exceeds $3,500 (effective January 1, 1998, $5,000) may elect, in lieu of a lump sum cash payment, to receive his distribution in the form of substantially equal monthly installments over a period not to exceed the shorter of fifteen years or the Participant's life expectancy.

                  (ii) Notwithstanding anything contained in paragraph (e)(i) of this Section 7.1, effective August 1, 2002, in accordance with Treas. Reg.' 1.411(d)-4, Q&A-2(e), the provisions of Section 7.1(e)(i) shall no longer apply and a Participant shall be entitled to receive payment of his Account Balance only in the form of a lump sum payment; provided, however, that a Participant who would be entitled to receive a distribution of his Account Balance under the provisions of Section 7.1(e)(i) but for the provisions of this
            Section 7.1(e)(ii) may receive (or commence to receive) payment of his Account Balance in accordance with the provisions of Section 7.1(e)(i) if such Participant requests such payment prior to November 1, 2002."


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      18.   Section 7.3(d) is amended to read a follows:

                  "(d) (i) Notwithstanding anything contained in this Section
            7.3, if a Participant whose Vested Account Balance exceeds $3,500 (effective January 1, 1998, $5,000) ceases to be an Employee on account of his Termination of Employment, such Participant may elect, in lieu of a lump sum cash payment, to receive his Vested Account Balance in the form of substantially equal monthly installments over a period not to exceed the shorter of fifteen years or the Participant's life expectancy.

                        (ii) Notwithstanding anything contained in paragraph
            (d)(i) of this Section 7.3, effective August 1, 2002, in accordance with Treas. Reg.' 1.411(d)-4, Q&A-2(e), the provisions of
            Section 7.3(d)(i) shall no longer apply and a Participant shall be entitled to receive payment of his Account Balance only in the form of a lump sum payment; provided, however, that a Participant who would be entitled to receive a distribution of his Account Balance under the provisions of Section 7.3(d)(i) but for the provisions of this Section 7.3(d)(ii) may receive (or commence to receive) payment of his Account Balance in accordance with the provisions of Section 7.3(d)(i) if such Participant requests such payment prior to November 1, 2002."

            19.   Section 7.6(a) is amended to read as follows:

            "(a) Once during each calendar quarter, a Participant may withdraw all or a portion of his Rollover Contributions. The request for such withdrawal must be submitted in writing to the Committee. Any such withdrawal shall be made from the Investment Fund(s), consisting of Rollover Contributions, on a pro rata basis."

            20.   Section 9.7 is amended by adding the following new paragraph
(e) to the end thereof to read:

            "(e) Loan repayments may be suspended under the Plan to the extent permitted under Code Section 414(u)."

      21.   Effective Dates.

            (a) The amendment made by paragraphs 2, 3, 5, 8, 12, 15 and 20 shall be effective as of January 1, 1997.

            (b) The amendment made by paragraphs 1, 4, 11, 14 and 16 shall be effective as of January 1, 1998.


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            (c)   The amendments made by paragraphs 10 and 13 shall be effective as of January 1, 2001.

            (d) The amendments made by paragraphs 6 and 7 shall be effective as of January 1, 2002.

            (e) The amendments made by paragraphs 9 and 19 shall be effective as of April 1, 2002.

            (f) The amendments made by paragraphs 17 and 18 shall be effective as of August 1, 2002.


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            IN WITNESS WHEREOF, Cott Beverages Inc. has executed this Third
Amendment to the Plan on this 23rd day of July, 2002.

                                     COTT BEVERAGES INC.

                                     By:    /s/ Colin D. Walker
                                            ------------------------------------
                                     Title: Senior Vice President
                                            ------------------------------------


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